EXHIBIT 21

Subsidiaries of the Registrant

State or
Jurisdiction of
Name	Incorporation

CAFMC, LLC	Delaware
C.S.A.C., Inc.	Delaware
C.S.F., Corp.	Delaware
C.S.I.C., Inc.	Delaware
Catalog Fulfillment Co, Inc.	Arizona
Catalog Receivables, LLC	Delaware
Catalog Seller, LLC	Delaware
Catherines C.S.A.C., Inc.	Delaware
Catherines C.S.I.C., Inc.	Delaware
Catherines Direct, LLC	Delaware
Catherines of California, Inc.	California
Catherines of Nevada, Inc.	Nevada
Catherines of Pennsylvania, Inc.	Tennessee
Catherines Partners-Washington, G.P.	Washington
Catherines Partners-Indiana, L.L.P.	Indiana
Catherines Stores Corporation	Tennessee
Catherines Stores of Indiana, Inc.	Indiana
Catherines Stores of Texas, Inc.	Texas
Catherines Woman Delaware, Inc.	Delaware
Catherines Woman Michigan, Inc.	Michigan
Catherines, Inc.	Delaware
Catherines.com, Inc.	Tennessee
CCTM, Inc.	Delaware
Charm-Fin Stores, Inc.	Delaware
Charming Direct, Inc.	Delaware
Charming J V, Inc.	Delaware
Charming Shoppes Interactive, Inc.	Delaware
Charming Shoppes of Delaware, Inc.	Pennsylvania
Charming Shoppes Outlet Stores, LLC	Delaware
Charming Shoppes Receivables Corp.	Delaware
Charming Shoppes (S) PTE LTD	Hong Kong
Charming Shoppes Seller, Inc.	Delaware
Charming Shoppes Street, Inc.	Delaware
Charming Shoppes Voucher Receivables, Inc.	Delaware
Charming.com, Inc.	Delaware
Chestnut Acquisition Sub, Inc.	Delaware
Crosstown Traders, Inc.	Delaware
CS Insurance Ltd.	Bermuda
CS Investment Company	Delaware
CSD Acquisition Corp.	Delaware
CSGC, Inc.	Ohio
CSI Charities, Inc.	Pennsylvania
CSI Industries, Inc.	Delaware
CSI Trade Services, Ltd.	Hong Kong
CSI-DR, Inc.	Dominican Republic
CSIM, Inc.	Delaware
CSPE, LLC	Pennsylvania
Ericool Co. Ltd.	Hong Kong
Evatone Trading Ltd.	Hong Kong
Fashion Bug of California, Inc.	California
Fashion Bug Direct, LLC	Delaware
Fashion Service Corp.	Delaware
Fashion Service Fulfillment Corporation	Delaware
FB Apparel, Inc.	Indiana
FB Clothing, Inc.	Indiana
FB Distro, Inc.	Indiana
FB Distro Distribution Center, LLC	Delaware
FB Distro SM, Inc.	Indiana
FBFMC, LLC	Delaware
Fashion Bug Retail Companies, Inc.	Delaware
Figi’s Business Services, Inc.	Wisconsin
Figi’s Gift Box, Inc.	Wisconsin
Figi’s Gifts, Inc.	Wisconsin
Figi’s, Inc.	Wisconsin
Figi’s Mail Order Gifts, Inc.	Wisconsin
FSHC, Inc.	Delaware
Home ETC, Inc.	Delaware
Huambo Limited	Hong Kong
KAFCO Development Co., Inc.	Pennsylvania
Kirkstone Ltd.	Hong Kong
KS Investments Ltd.	Bermuda
Lane Bryant Direct, LLC	Delaware
Lane Bryant of Pennsylvania, Inc.	Pennsylvania
Lane Bryant Purchasing Corp.	Ohio
Lane Bryant, Inc.	Delaware
Lane Bryant Woman Catalog, Inc.	Delaware
LBFMC, LLC	Delaware
LB International Licensing, Inc.	Delaware
Modern Woman Catalog Inc.	Delaware
Modern Woman Holdings, Inc.	Delaware
Modern Woman, Inc.	Michigan
Modern Woman Specialty, Inc.	California
Outlet Division Management Co., Inc.	Delaware
Outlet Division Store Co., Inc.	Delaware
Petite Sophisticate, Inc.	Delaware
Petite Sophisticate Management Co., Inc.	Delaware
PSTM, Inc.	Delaware
Rose Merge Sub, Inc.	Tennessee
Saddle Sound Company Limited	Hong Kong
Sentani Trading Ltd.	Hong Kong
Shoetrader, Inc.	Pennsylvania
Sierra Nevada Factoring, Inc.	Nevada
Sonsi, Inc.	Delaware
Spirit of America, Inc.	Delaware
Spirit of America National Bank	Ohio
Trimoland Limited	Hong Kong
White Marsh Distribution, LLC	Maryland
Winks Lane, Inc.	Pennsylvania
Yardarm Trading Ltd.	Hong Kong

2638 Other companies(1)	Various
____________________

(1)
Consists primarily of consolidated wholly-owned subsidiary companies that have done, are doing, or will be doing business as retail women’s apparel stores under our Fashion Bug, Fashion Bug Plus, Catherines, Lane Bryant, Lane Bryant Outlet, Petite Sophisticate, and Petite Sophisticate Outlet brand names.